KVH INDUSTRIES, INC. AND SUBSIDIARY





                  COMPUTATION OF NET (LOSS) EARNINGS PER SHARE
                      (in thousands, except per share data)
                             Year Ended December 31,

                                                                          1998         1997         1996
           Calculation of (loss) earnings per share - basic:
             Net (loss) income                                                $(2,266)       2,217        2,456
                                                                            ==========  ===========  ===========
             Shares:
               Common stock outstanding                                         7,124        7,049        6,371
                                                                            ==========  ===========  ===========

                 Net (loss) earnings per common share - basic                 $ (0.32)        0.31         0.39
                                                                            ==========  ===========  ===========

           Calculation of (loss) earnings per share - diluted:
             Net (loss) income                                                $(2,266)       2,217        2,456
                                                                            ==========  ===========  ===========
             Shares:
               Common stock outstanding , beginning of period                   7,124        6,993        1,601
               Conversion of preferred stock                                    -           -             3,260
               Weighted average common stock issued during the period           -               52        1,509

               Assumed exercise of common stock options                         -              605          852
             Less:
               Purchase of common stock under the treasury stock method         -             (152)        (167)
                                                                            ==========  ===========  ===========
               Weighted average number of common and potential
                 common shares outstanding                                      7,124        7,498        7,055
                                                                            ==========  ===========  ===========

                 Net (loss) earnings per common share - diluted               $ (0.32)        0.30         0.35
                                                                            ==========  ===========  ===========